Exhibit 4.5

TWENTY-SECOND SUPPLEMENTAL INDENTURE

TWENTY-SECOND SUPPLEMENTAL INDENTURE, effective as of May 23, 2016, by and among PETROBRAS GLOBAL FINANCE B.V., a private company incorporated with limited liability under the laws of The Netherlands (the “Company”), having its corporate seat at Rotterdam, The Netherlands and its principal office at Weenapoint Toren A, Weena 722, 3014 DA Rotterdam, The Netherlands, PETRÓLEO BRASILEIRO S.A. – Petrobras, a mixed capital company (sociedade de economia mista) organized under the laws of Brazil, having its principal office at Avenida República do Chile, 65, 20035-900 Rio de Janeiro – RJ, Brazil (“Petrobras”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee hereunder (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee previously have entered into an indenture, dated as of August 29, 2012 (the “Original Indenture”), as supplemented by this Twenty-Second Supplemental Indenture, dated as of May 23, 2016 (the “Twenty-Second Supplemental Indenture”, and together with the Original Indenture and any further supplements thereto, the “Indenture”) providing for the issuance from time to time of debt securities and debt warrants of the Company to be issued in one or more series as provided in the Indenture;

WHEREAS, Section 9.01 of the Original Indenture provides that, subsequent to the execution of the Original Indenture and subject to satisfaction of certain conditions, the Company and the Trustee may enter into one or more indentures supplemental to the Original Indenture to add to, change or eliminate any of the provisions of the Original Indenture in respect of one or more series of Securities (as defined in the Original Indenture);

WHEREAS, on the date hereof the Company intends to issue pursuant to its Registration Statement on Form F-3 (File No. 333-20660-01) (the “Registration Statement”), dated August 28, 2015, the Prospectus Supplement dated May 17, 2016 and related Base Prospectus dated August 28, 2015 (collectively, the “Offering Document”) and the Indenture, U.S.$1,750,000,000 of its 8.750% Global Notes due 2026, in the form attached as Exhibit A hereto (the “Notes”), having the terms and conditions contemplated in the Offering Document as provided for in the Original Indenture, as supplemented by this Twenty-Second Supplemental Indenture;

WHEREAS, as contemplated in the Offering Document, Petrobras and the Trustee intend, in connection with the issuance of the Notes, to enter into a guaranty, dated as of the date hereof in the form attached as Exhibit B hereto (the “Guaranty”), to provide for an unconditional and irrevocable guaranty of the Notes by Petrobras;

WHEREAS, the Trustee has provided to the Company and Petrobras Statements of Eligibility under the Trust Indenture Act of 1939, as amended, with respect to each of the Companies which have been filed as exhibits to the Registration Statement;

WHEREAS, the Company and Petrobras confirm that any and all conditions and requirements necessary to make this Twenty-Second Supplemental Indenture a valid, binding,

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and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery of this Twenty-Second Supplemental Indenture has been in all respects duly authorized;

WHEREAS, pursuant to Section 9.01 of the Original Indenture, the Trustee is authorized to execute and deliver this Twenty-Second Supplemental Indenture; and

WHEREAS, the Company and Petrobras have requested that the Trustee execute and deliver this Twenty-Second Supplemental Indenture;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company, Petrobras, and the Trustee hereby agree, for the equal and ratable benefit of all Holders, as follows:

Article 1
DEFINITIONS

Section 1.01.    Defined Terms. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Indenture, as supplemented and amended hereby.  All definitions in the Original Indenture shall be read in a manner consistent with the terms of this Twenty-Second Supplemental Indenture.

Section 1.02.    Additional Definitions. (a) For the benefit of the Holders of the Notes, Section 1.01 of the Original Indenture shall be amended by adding the following new definitions:

“Closing Date” means May 23, 2016.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Default Rate” has the meaning set forth in Section 2.01(f) herein.

“Denomination Currency” has the meaning set forth in Section 2.03 herein.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

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“Interest Period” means the period beginning on an Interest Payment Date and ending on the day before the next Interest Payment Date, except that the first Interest Period shall be the period beginning on the Closing Date and ending on the day before the next Interest Payment Date.

“Judgment Currency” has the meaning set forth in Section 2.03 herein.

“Lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset, including, without limitation, any equivalent created or arising under applicable law.

“Make Whole Amount” has the meaning set forth in Section 2.01(k) herein.

“Material Subsidiary” means, as to any Person, any Subsidiary of such Person which, on any given date of determination, accounts for more than 15% of Petrobras’ total consolidated assets, as such total assets are set forth on the most recent consolidated financial statements of Petrobras prepared in accordance with Reporting GAAP.

“Offering Document” shall have the meaning set forth in the recitals to this Twenty-Second Supplemental Indenture.

“Payment Account” has the meaning set forth in Section 2.01(g) herein.

“Permitted Lien” means a:

(a)                Lien arising by operation of law, such as merchants’, maritime or other similar Liens arising in the Company’s ordinary course of business or that of any Subsidiary or Lien in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

(b)               Lien arising from the Company’s obligations under performance bonds or surety bonds and appeal bonds or similar obligations incurred in the ordinary course of business and consistent with the Company’s past practice;

(c)                Lien arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which such Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

(d)               Lien granted upon or with respect to any assets hereafter acquired by the Company or any Subsidiary to secure the acquisition costs of such assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such assets, including any Lien existing at the time of the acquisition of such assets as long as the maximum amount so secured shall not exceed the aggregate acquisition costs of all such assets or the aggregate Indebtedness incurred solely for the acquisition of such assets, as the case may be;

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(e)                Lien granted in connection with the Indebtedness of a Wholly-Owned Subsidiary owing to the Company or another Wholly-Owned Subsidiary;

(f)                Lien existing on any asset or on any stock of any Subsidiary prior to the acquisition thereof by the Company or any Subsidiary as long as such Lien is not created in anticipation of such acquisition;

(g)               Lien existing as of the date of this Twenty-Second Supplemental Indenture;

(h)               Lien resulting from the Indenture or the Guaranty;

(i)                 Lien incurred in connection with the issuance of debt or similar securities of a type comparable to those already issued by the Company, on amounts of cash or cash equivalents on deposit in any reserve or similar account to pay interest on such securities for a period of up to 24 months as required by any Rating Agency as a condition to such Rating Agency rating such securities investment grade or as is otherwise consistent with market conditions at such time, as such conditions are satisfactorily demonstrated to the Trustee;

(j)                 Lien granted or incurred to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by Lien referred to in paragraphs (a) through (i) above (but not paragraph (c)), provided that such Lien does not extend to any other property, the principal amount of the Indebtedness secured by such Lien is not increased, and in the case of paragraphs (a), (b) and (f) the obligees meet the requirements of such paragraphs; and

(k)               Lien in respect of Indebtedness the principal amount of which in the aggregate, together with all Liens not otherwise qualifying as the Company’s Permitted Liens pursuant to clauses (a) through (j) of this definition, does not exceed 20% of the Company’s consolidated total assets (as determined in accordance with Reporting GAAP) at any date as at which the Company’s balance sheet is prepared and published in accordance with applicable Law.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and, in each case, their affiliates, which are primary United States government securities dealers and two other leading primary United States government securities dealers in New York City reasonably designated by the Company; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent

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Investment Banker by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such redemption date.

“Regular Record Date” means one Business Day prior to any Interest Payment Date.

“Reporting GAAP” means (i) generally accepted accounting principles in effect in the United States of America applied on a basis consistent with the principles, methods, procedures and practices in effect from time to time or (ii) International Financial Reporting Standards (“IFRS”) as adopted by the International Accounting Standards Board (“IASB”) as from the date the Guarantor adopts IFRS as its primary reporting or accounting standard in its reports filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Article 2
TERMS OF THE NOTES

Section 2.01.    General.  In accordance with Section 3.01 of the Original Indenture, the following terms relating to the Notes are hereby established:

(a)                Title:  The Notes shall constitute a series of Securities having the title “8.750% Global Notes due 2026”.

(b)               Aggregate Amount:  The aggregate principal amount of the Notes that may be initially authenticated and delivered under this Twenty-Second Supplemental Indenture shall be U.S.$1,750,000,000.  As provided in the Original Indenture, the Company may, from time to time, without the consent of the Holders of Notes, issue Add On Notes having identical terms (including CUSIP, ISIN and other relevant identifying characteristics as the Notes), so long as, on the date of issuance of such Add On Notes:  (i) no Default or Event of Default shall have occurred and then be continuing, or shall occur as a result of the issuance of such Add On Notes, (ii) such Add On Notes shall rank pari passu with the Notes and shall have identical terms, conditions and benefits as the Notes and be part of the same series as the Notes, (iii) the Company and the Trustee shall have executed and delivered a further supplemental indenture to the Indenture providing for the issuance of such Add On Notes and reflecting such amendments to the Indenture as may be required to reflect the increase in the aggregate principal amount of the Notes resulting from the issuance of the Add On Notes, (iv) Petrobras shall have executed and delivered and the Trustee shall have acknowledged an amended Guaranty reflecting the increase in the aggregate principal amount of the Notes resulting from the issuance of the Add On Notes and (v) the Trustee shall have received all such opinions and other documents as it shall have requested, including an Opinion of Counsel stating that such Add On Notes are authorized and permitted by the Indenture and all conditions precedent

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to the issuance of such Add On Notes have been complied with by the Company and Petrobras.  All Add On Notes issued hereunder will, when issued, be considered Notes for all purposes hereunder and will be subject to and take the benefit of all of the terms, conditions and provisions of this Indenture.

(c)                Ranking:  The Notes (including any Add On Notes) shall be general senior unsecured and unsubordinated obligations of the Company and shall at all times rank pari passu among themselves and at least equal in right of payment with all of the Company’s other present and future unsecured and unsubordinated obligations from time to time outstanding that are not, by their terms, expressly subordinated in right of payment to the Notes (other than obligations preferred by statute or by operation of law).

(d)               Maturity:  The entire outstanding principal of the Notes shall be payable in a single installment on May 23, 2026 (the “Stated Maturity”).  No payments in respect of the principal of the Notes shall be paid prior to the Stated Maturity except in the case of the occurrence of an Event of Default and acceleration of the aggregate outstanding principal amount of the Notes, upon redemption prior to the Stated Maturity pursuant to Section 11.08 of the Original Indenture or pursuant to Section 2.01(k) and Section 2.01(l) hereof.

(e)                Interest:  Interest shall accrue on the Notes at the rate of 8.750% per annum until all required amounts due in respect of the Notes have been paid.  All interest shall be paid by the Company to the Trustee and distributed by the Trustee in accordance with this Indenture semi-annually in arrears on May 23 and November 23 of each year during which any portion of the Notes shall be Outstanding (each, an “Interest Payment Date”), commencing on November 23, 2016, and will initially accrue from and including the date of issuance and thereafter from the last Interest Payment Date to which interest has been paid.  Interest shall be paid to the Person in whose name a Note is registered at the close of business on the preceding Regular Record Date (which shall mean, with respect to any payment to be made on an Interest Payment Date, the Business Day preceding the relevant Interest Payment Date).  As provided in the Original Indenture, (i) interest accrued with respect to the Notes shall be calculated based on a 360-day year of twelve 30-day months, (ii) payment of principal and interest and other amounts on the Notes will be made at the Corporate Trust Office of the Trustee in New York City, or such other paying agent office in the United States as the Company appoints, in the form provided for in Section 10.08 of the Original Indenture, (iii) all such payments to the Trustee shall be made by the Company by depositing immediately available funds in U.S. Dollars prior to 3:00 p.m., New York City Time, one Business Day prior to the relevant Interest Payment Date to the Payment Account and (iv) so long as any of the Notes remain Outstanding, the Company shall maintain a paying agent in New York City.

(f)                Default Rate:  Upon the occurrence and during the continuation of an Event of Default, (i) interest on the outstanding principal amount of the Notes shall accrue on the Notes at a rate equal to 0.5% per annum above the interest rate on the Notes at that time (the “Default Rate”) and (ii) to the fullest extent permitted by law, interest shall accrue on the amount of any interest, fee, Additional Amounts, or other amount

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payable under the Indenture and the Notes that is not paid when due, from the date such amount was due until such amount shall be paid in full, excluding the date of such payment, at the Default Rate.

(g)               Payment Account:  On the Closing Date, the Trustee shall establish (and shall promptly notify the Company of the establishment of such account, including the relevant account numbers and other relevant identifying details) and, until the Notes and all accounts due in respect thereof have been paid in full, the Trustee shall maintain the special purpose non‑interest bearing trust account established pursuant to this Twenty-Second Supplemental Indenture (the “Payment Account”) into which all payments required to be made by the Company under or with respect to the Notes shall be deposited.  The Company agrees that the Payment Account shall be maintained in the name of the Trustee and under its sole dominion and control (acting on behalf of the Holders of the Notes) and used solely to make payments of principal, interest and other amounts from time to time due and owing on, or with respect to, the Notes.  No funds contained in the Payment Account shall be used for any other purpose or in any manner not expressly provided for herein nor shall the Company or any other Person have an interest therein or amounts on deposit therein.  All amounts on deposit in the Payment Account on any Interest Payment Date after the Trustee has paid all amounts due and owing to the holders of the Notes as of such Interest Payment Date shall be retained in the Payment Account and used by the Trustee to pay any amounts due and owing to the Holders of the Notes on the next succeeding Interest Payment Date.

(h)               Form and Denomination:  The Notes shall be issuable in whole in the registered form of one or more Global Notes (without coupons), in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof, and shall be transferable in integral multiples of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof and the Depository for such Global Notes shall be The Depository Trust Company, New York, New York.

(i)                 Guaranty:  The Notes shall have the benefit of the Guaranty in the manner provided in Article 3 of this Twenty-Second Supplemental Indenture.

(j)                 Rating:  The Notes can be issued without the requirement that they have any rating from a nationally recognized statistical rating organization.

(k)               Optional Early Redemption.  The Notes are subject to redemption at the Company’s option before the Stated Maturity in whole or in part, upon not less than 30 but no more than 60 days’ notice, at a Redemption Price equal to the greater of (A) 100% of the principal amount of such Notes and (B) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the Redemption Date on an annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points (the “Make Whole Amount”), plus in each case, accrued interest on the principal amount of such Notes to (but not including) the date of redemption.

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(l)                 Early Redemption Solely for Tax Reasons.  Pursuant to Section 11.08 of the Original Indenture, the Notes may be redeemed at the option of the Company, in whole but not in part, at any time at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption if as a result of any change in or amendment to the laws or regulations or ruling promulgated thereunder of the jurisdiction in which the Company is incorporated (or, in the case of a successor Person to the Company, of the jurisdiction in which such successor Person is organized or any political subdivision or taxing authority thereof or therein) or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application of or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction or such political subdivision or taxing authority (or such other jurisdiction or political subdivision or taxing authority) is a party, which change, execution or amendment becomes effective on or after the date hereof (or in the case of a successor Person to the Company, the date on which such successor Person became such pursuant to Section 8.01 and 8.02 of the Original Indenture), the Company would be required to pay Additional Amounts pursuant to Section 10.10 of the Original Indenture.  For purposes of Section 11.08 of the Original Indenture, the reincorporation of the Company shall be treated as the adoption of a successor entity, provided, however, that redemption under Section 11.08 of the Original Indenture shall not be available if the reincorporation was performed in anticipation of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties of such new jurisdiction of incorporation that would result in an obligation to pay Additional Amounts.

(m)             Conversion:  The Notes will not be convertible into, or exchangeable for, any other securities.

Section 2.02.    Amendments to Article Five Relating to Events of Default. As it applies to the Notes, Section 5.01 of the Original Indenture shall be amended to include (i) the term “or any Material Subsidiary thereof” after “Petrobras” in items 4, 6, 7 and 8 and (ii) the term “or any Material Subsidiary thereof” after “Petrobras” in the first line of item 5.

Section 2.03.    Amendments to Article 10 Relating to Covenants.  As it applies to the Notes, Article 10 of the Original Indenture shall be amended to include the following:

“Section 10.11      Use of Proceeds.

The Company intends to use all or a portion of the net proceeds from the sale of the Notes to repurchase its 3.500% Global Notes due 2017, 3.250% Global Notes due 2017, Floating Rate Global Notes due 2017, 2.750% Global Notes due 2018, 5.875% Global Notes due 2018, 4.875% Global Notes due 2018, 7.875% Global Notes due 2019, 3.000% Global Notes due 2019, Floating Rate Global Notes due 2019, and 3.25% Global Notes due 2019, or the “Waterfall Notes,” in each case, that the Company accepts for purchase under the tender offer and consent solicitation described in the Prospectus Supplement, and to use any remaining net proceeds for general corporate purposes.

Section 10.12        Negative Pledge

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So long as any Note remains Outstanding, the Company will not create or permit any Lien, other than a Permitted Lien, on any of the Company’s assets to secure (a) any of the Company’s Indebtedness or (b) the Indebtedness of any other Person, unless the Company contemporaneously creates or permits such Lien to secure equally and ratably the Company’s obligations under the Notes and this Indenture or the Company provides such other security for the Notes as is duly approved by a resolution of the Holders of the Notes in accordance with this Indenture.  In addition, the Company will not allow any of the Company’s Material Subsidiaries to create or permit any Lien, other than a Permitted Lien, on any of its assets to secure (a) any of the Company’s Indebtedness, (b) any of its own Indebtedness or (c) the Indebtedness of any other Person, unless it contemporaneously creates or permits the Lien to secure equally and ratably the Company’s obligations under the Notes and this Indenture or the Company provides such other security for the Notes as is duly approved by a resolution of the Holders of the Notes in accordance with the Indenture.

Section 10.13        Currency Rate Indemnity.  (a) The Company shall (to the extent lawful) indemnify the Trustee and the Holders of the Notes and keep them indemnified against:

(i)         in the case of nonpayment by the Company of any amount due to the Trustee, on behalf of the Holders of the Notes, under the Indenture any loss or damage incurred by any of them arising by reason of any variation between the rates of exchange used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Company; and

(ii)        any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under the Indenture or in respect of the Notes is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Company, and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation.  The amount of such deficiency shall be deemed not to be increased or reduced by any variation in rates of exchange occurring between the said final date and the date of any bankruptcy, insolvency or liquidation or any distribution of assets in connection therewith.

(b)        The Company agrees that, if a judgment or order given or made by any court for the payment of any amount in respect of its obligations hereunder is expressed in a currency (the “Judgment Currency”) other than U.S. dollars (the “Denomination Currency”), it will indemnify the relevant Holder and the Trustee against any deficiency arising or resulting from any variation in rates of exchange between the date at which the amount in the Denomination Currency is notionally converted into the amount in the Judgment Currency for the purposes of such judgment or order and the date of actual payment thereof.

(c)        The above indemnities shall constitute separate and independent obligations of the Company from its obligations under the Indenture, will give rise to separate and independent causes of action, will apply irrespective of any indulgence

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granted from time to time and will continue in full force and effect notwithstanding any judgment or the filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Company for a liquidated sum or sums in respect of amounts due under the Indenture or the Notes.”

Section 2.04.    Application of the Article of the Indenture Regarding Defeasance and Covenant Defeasance.  The provisions of Sections 14.01, 14.02 and 14.03 of the Original Indenture shall apply to the Notes.

Article 3
GUARANTY

Section 3.01.    Execution.  The Trustee is hereby authorized and directed to acknowledge the Guaranty and to perform all of its duties and obligations thereunder.

Section 3.02.    Enforcement.  The Trustee shall enforce the provisions of the Guaranty against Petrobras in accordance with the terms thereof and the terms of the Indenture, and Petrobras, by execution of this Twenty-Second Supplemental Indenture, and by so agreeing to become a party to the Indenture, agrees that each Holder of the Notes shall have direct rights under the Guaranty as if it were a party thereto.

Section 3.03.    Petrobras hereby (i) acknowledges and agrees to be bound by the provisions of Section 1.08 of the Original Indenture and (ii) confirms that (A) its obligations under the Guaranty shall be issued pursuant to the Indenture and (B) it intends for the Holders of the Notes, in addition to those rights under the Guaranty as provided therein, to be entitled to the benefits of the Indenture with respect to their rights against Petrobras under the Guaranty.

Section 3.04.    Definition of the Term “Securities.”  For all purposes relating to the Notes, the term “Securities” in Section 1.01 of the Original Indenture shall be amended by inserting the following at the end thereof:  “All references herein to any Securities shall be deemed to include the rights of the Holder thereof under any guaranty arrangement entered into by Petrobras with the Trustee in connection with the issuance of such Securities pursuant to Section 3.14 hereof, which are an integral part of such Securities.”

Section 3.05.    Taxes; Additional Amounts.  For the avoidance of doubt, the Company’s obligations to pay any indemnity with respect to taxes, including the obligation to pay Additional Amounts pursuant to Section 10.10 of the Original Indenture, shall extend to any payments made by Petrobras pursuant to the Guaranty.

Article 4
MISCELLANEOUS

Section 4.01.    Effect of the Twenty-Second Supplemental Indenture.  This Twenty-Second Supplemental Indenture supplements the Indenture and shall be a part, and subject to all the terms, thereof.  The Original Indenture, as supplemented and amended by this Twenty-Second Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture and this Twenty-Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.  All provisions included in this Twenty-Second

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Supplemental Indenture supersede any conflicting provisions included in the Original Indenture unless not permitted by law.  The provisions of this Twenty-Second Supplemental Indenture are intended to apply solely to the Notes and the Holders thereof and shall not apply to any future issuance of securities by the Company (other than any Add On Notes as provided herein) and all references to provisions of the Original Indenture herein amended and restated or otherwise modified shall have effect solely with respect to the Notes contemplated in this Twenty-Second Supplemental Indenture.  The Trustee accepts the trusts created by the Original Indenture, as supplemented by this Twenty-Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Original Indenture, as supplemented by this Twenty-Second Supplemental Indenture.

Section 4.02.    Governing Law.  This Twenty-Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 4.03.    Trustee Makes No Representation.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twenty-Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and Petrobras.

Section 4.04.    Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction of this Twenty-Second Supplemental Indenture.

Section 4.05.    Counterparts.  The parties may sign any number of copies of this Twenty-Second Supplemental Indenture.  Each signed copy shall be an original, but all of them shall represent the same agreement.

Section 4.06.    Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES.

[SIGNATURE PAGE TO FOLLOW IMMEDIATELY]

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IN WITNESS WHEREOF, the parties have caused this Twenty-Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

PETROBRAS GLOBAL FINANCE B.V.

By:      /s/ Bianca Nasser Patrocínio
Name: Bianca Nasser Patrocínio
Title: Corporate Finance Manager

PETRÓLEO BRASILEIRO S.A. – PETROBRAS

By:      /s/ Larry Carris Cardoso
Name: Larry Carris Cardoso
Title: Funding General Manager

WITNESSES:

1.         /s/ Guilherme Rajime T. Saraiva
Name: Guilherme Rajime T. Saraiva

2.         /s/ Rodrigo Coimbra
Name: Rodrigo Coimbra

THE BANK OF NEW YORK MELLON, as Trustee

By:      /s/ Catherine F. Donohue
Name: Catherine F. Donohue
Title: Vice President

WITNESSES:

1.         /s/ Jaime Nielsen
Name: Jaime Nielsen

2.         /s/ Elizabeth Stern
Name: Elizabeth Stern

STATE OF NEW YORK )
)	ss:
COUNTY OF NEW YORK )

On this 23rd day of May 2016, before me, a notary public within and for said county, personally appeared Catherine F. Donohue, to me personally known, who being duly sworn, did say that she is a Vice President of The Bank of New York Mellon, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said entity.

On this 23rd day of May 2016, before me personally came Jaime Nielsen and Elizabeth Stern to me personally known, who being duly sworn, did say that they signed their names to the foregoing instrument as witnesses.

[Notarial Seal]

/s/ Christopher J. Traina
Notary Public
COMMISSION EXPIRES

Exhibit A

Form of 8.750% Global Note due 2026

GLOBAL NOTE

THIS CERTIFICATE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CEDE & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

PETROBRAS GLOBAL FINANCE B.V.

8.750% Global Notes due 2026

No. __________________

CUSIP No.:  71647N AQ2
ISIN No.:  US71647NAQ25

Principal Amount:  U.S.$____________
Initial Issuance Date: May 23, 2016

This Note is one of a duly authorized issue of notes of PETROBRAS GLOBAL FINANCE B.V., a private company incorporated with limited liability under the laws of The Netherlands (the “Issuer”), designated as its 8.750% Global Notes due 2026 (the “Notes”), issued in an initial aggregate principal amount of (U.S.$ ____________) under the Twenty-Second Supplemental Indenture (the “Twenty-Second Supplemental Indenture”), effective as of May 23, 2016, by and among the Issuer, Petróleo Brasileiro S.A. – Petrobras, a mixed capital company (sociedade de economia mista) organized under the laws of Brazil (“Petrobras”), and The Bank of New York Mellon, a New York banking corporation, as Trustee (the “Trustee”), to the Indenture, dated as of August 29, 2012 (the “Original Indenture”, and as supplemented by the Twenty-Second Supplemental Indenture and any further supplements thereto with respect to the Notes, the “Indenture”), by and among the Issuer and the Trustee.  Reference is hereby made to the Indenture for a statement of the respective rights, limitations of interests, benefits, obligations and duties thereunder of the Issuer, the Trustee and the Holders, and of the terms upon which the Notes are, and are to be, authenticated and delivered.  All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

The Issuer, for value received, hereby promises to pay to Cede & Co., or its registered assigns, as nominee of The Depository Trust Company (“DTC”), and as the Holder of record of this Note, the principal amount specified above in U.S. dollars on May 23, 2026 (or earlier as provided for in the Indenture) upon presentation and surrender hereof, at the office or agency of the Trustee referred to below.

As provided for in the Indenture, the Issuer promises to pay interest on the outstanding principal amount hereof, from the Closing Date, semi-annually in arrears on May 23 and November 23 of each year, (each such date, an “Interest Payment Date”), commencing November 23, 2016 at a rate equal to 8.750% per annum, and will initially accrue from the date of issuance and thereafter from the last Interest Payment Date to which interest has been paid.  Interest payable, and punctually paid or duly provided for, on this Note on any Interest Payment Date will, as provided in the Indenture, be paid in U.S. dollars to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Business Day preceding such interest payment.

Payment of the principal of and interest on this Note will be payable by wire transfer to a U.S. dollar account maintained by the Holder of this Note as reflected in the Security Register of the Trustee.  In the event the date for any payment of the principal of or interest on any Note is not a Business Day, then payment will be made on the next Business Day with the same force and effect as if made on the nominal date of any such date for such payment and no additional interest will accrue on such payment as a result of such payment being made on the next succeeding Business Day.  Interest shall accrue on the Notes at the rate of 8.750% per annum until all required amounts due in respect of the Notes have been paid.  Interest accrued with respect to this Note shall be calculated based on a 360-day year of twelve 30-day months.

The Notes are subject to redemption by the Issuer on the terms and conditions specified in the Indenture.

This Note does not purport to summarize the Indenture, and reference is made to the Indenture for information with respect to the respective rights, limitations of interests, benefits, obligations and duties thereunder of the Issuer, the Trustee and the Holders.

If an Event of Default shall occur and be continuing, the outstanding principal amount of all the Notes may become or may be declared due and payable in the manner and with the effect provided in the Indenture.

Modifications of the Indenture may be made by the Issuer and the Trustee only to the extent and in the circumstances permitted by the Indenture.

The Notes shall be issued only in fully registered form, without coupons.  Notes shall be issued in the form of beneficial interests in one or more global securities in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

Prior to and at the time of due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee nor any agent thereof shall be affected by notice to the contrary.

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Unless the certificate of authentication hereon has been duly executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

PETROBRAS GLOBAL FINANCE B.V.

By:   ________________________
Name:
Title:  Managing Director A

By:   ________________________
Name:
Title:  Managing Director B

WITNESSES:

1.      ________________________
Name:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

Dated:  May 23, 2016

The Bank of New York Mellon,
as Trustee

By:   ________________________
Name:
Title:  Authorized Officer

ASSIGNMENT FORM

For value received

hereby sells, assigns and transfers unto

(Please insert social security or

other identifying number of assignee)

(Please print or type name and address,

including zip code, of assignee:)

the within Note and does hereby irrevocably constitute and appoint Attorney to transfer the Note on the books of the Note Registrar with full power of substitution in the premises.

Date:                                      Your Signature:

                                                                                            (Sign exactly as your name

                                                                                            appears on the face of this Note)

Exhibit B

GUARANTY

Dated as of May 23, 2016

between

PETRÓLEO BRASILEIRO S.A.—PETROBRAS,

as Guarantor,

and

THE BANK OF NEW YORK MELLON, as

Trustee for the Noteholders

Referred to Herein

Table of Contents

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GUARANTY

GUARANTY (this “Guaranty”), dated as of May 23, 2016 between PETRÓLEO BRASILEIRO S.A.—PETROBRAS (the “Guarantor”), a sociedade de economia mista organized and existing under the laws of the Federative Republic of Brazil (“Brazil”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee under the Indenture (as defined below) (the “Trustee”).

WITNESSETH:

WHEREAS, Petrobras Global Finance B.V., a private company incorporated with limited liability under the laws of The Netherlands and a wholly-owned Subsidiary of the Guarantor (the “Issuer”), has entered into an Indenture dated as of August 29, 2012 (the “Original Indenture”) with the Trustee, as supplemented by the Twenty-Second Supplemental Indenture among the Issuer, the Guarantor and the Trustee, dated as of the date hereof (the “Twenty-Second Supplemental Indenture”).  The Original Indenture, as supplemented by the Twenty-Second Supplemental Indenture and as amended or supplemented from time to time with respect to the 2026 Notes, is hereinafter referred to as the “Indenture”;

WHEREAS, the Issuer has duly authorized the issuance of its notes in such principal amount or amounts as may from time to time be authorized in accordance with the Indenture and is, on the date hereof, issuing U.S.$1,750,000,000 aggregate principal amount of its 8.750% Global Notes due 2026 under the Indenture (the “2026 Notes”);

WHEREAS, the Guarantor is willing to enter into this Guaranty in order to provide the holders of the 2026 Notes (the “Noteholders”) with an irrevocable and unconditional guaranty that, if the Issuer shall fail to make any required payments of principal, interest or other amounts due in respect of the 2026 Notes and the Indenture, the Guarantor will pay any such amounts whether at stated maturity, or earlier or later by acceleration or otherwise;

WHEREAS, the Guarantor agrees that it will derive substantial direct and indirect benefits from the issuance of the 2026 Notes by the Issuer;

WHEREAS, it is a condition precedent to the issuance of the 2026 Notes that the Guarantor shall have executed this Guaranty.

WHEREAS, each of the parties hereto is entering into this Guaranty for the benefit of the other party and for the equal and ratable benefit of the Noteholders.

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NOW, THEREFORE, the Guarantor and the Trustee hereby agree as follows:

SECTION 1.      Definitions  (a) All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Indenture, as supplemented and amended by the Twenty-Second Supplemental Indenture. All such definitions shall be read in a manner consistent with the terms of this Guaranty.

(b) As used herein, the following capitalized terms shall have the following meanings:

“Affiliate,” with respect to any Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person; it being understood that for purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person shall mean the possession, direct or indirect, of the power to vote 25% or more of the equity or similar voting interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Authorized Representative” of the Guarantor or any other Person means the person or persons authorized to act on behalf of such entity by its chief executive officer, president, chief operating officer, chief financial officer or any vice president or its Board of Directors or any other governing body of such entity.

“Board of Directors”, when used with respect to a corporation, means either the board of directors of such corporation or any committee of that board duly authorized to act for it, and when used with respect to a limited liability company, partnership or other entity other than a corporation, any Person or body authorized by the organizational documents or by the voting equity owners of such entity to act for them.

 “Denomination Currency” has the meaning specified in Section 14(b).

 “Guaranteed Obligations” has the meaning specified in Section 2.

“Indebtedness” means any obligation (whether present or future, actual or contingent and including, without limitation, any Guarantee) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and all leases which, under generally accepted accounting principles in the country of incorporation of the relevant obligor, would constitute a capital lease obligation).

“Judgment Currency” has the meaning specified in Section 14(b).

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets, property, condition (financial or otherwise) or, results of operation, of the Guarantor together with its consolidated Subsidiaries, taken as a whole, (b) the validity or enforceability of this Guaranty or any other Transaction Document or (c) the ability of the Guarantor to perform its obligations under this Guaranty or any other Transaction Document, or (d) the material rights or benefits available to the Noteholders or the Trustee, as representative of the Noteholders under the Indenture, this Guaranty or any of the other Transaction Documents.

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“Material Subsidiary” means, as to any Person, any Subsidiary of such Person which, on any given date of determination, accounts for more than 15% of Petrobras’ total consolidated assets, as such total assets are set forth on the most recent consolidated financial statements of Petrobras prepared in accordance with Reporting GAAP (or if Petrobras does not prepare financial statements in Reporting GAAP, consolidated financial statements prepared in accordance with Brazilian generally accepted accounting principles).

“Officer’s Certificate” means a certificate of an Authorized Representative of the Guarantor.

“Opinion of Counsel” means a written opinion of counsel from any Person either expressly referred to herein or otherwise reasonably satisfactory to the Trustee which may include, without limitation, counsel for the Guarantor, whether or not such counsel is an employee of the Guarantor.

“Permitted Lien” means a:

(i)  Lien granted in respect of Indebtedness owed to the Brazilian government, Banco Nacional de Desenvolvimento Econômico e Social or any official government agency or department of the government of Brazil or of any state or region thereof;

(ii)  Lien arising by operation of law, such as merchants’, maritime or other similar Liens arising in the Guarantor’s ordinary course of business or that of any Subsidiary or Lien in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

(iii)  Lien arising from the Guarantor’s obligations under performance bonds or surety bonds and appeal bonds or similar obligations incurred in the ordinary course of business and consistent with the Guarantor’s past practice;

(iv)  Lien arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which such Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

(v)  Lien granted upon or with respect to any assets hereafter acquired by the Guarantor or any Subsidiary to secure the acquisition costs of such assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such assets, including any Lien existing at the time of the acquisition of such assets as long as the maximum amount so secured shall not exceed the aggregate acquisition costs of all such assets or the aggregate Indebtedness incurred solely for the acquisition of such assets, as the case may be;

(vi)  Lien granted in connection with the Indebtedness of a Wholly-Owned Subsidiary owing to the Guarantor or another Wholly-Owned Subsidiary;

(vii)  Lien existing on any asset or on any stock of any Subsidiary prior to the acquisition thereof by the Guarantor or any Subsidiary as long as such Lien is not created in anticipation of such acquisition;

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(viii)  Lien over any Qualifying Asset relating to a project financed by, and securing Indebtedness incurred in connection with, the Project Financing of such project by the Guarantor, any of the Guarantor’s Subsidiaries or any consortium or other venture in which the Guarantor or any Subsidiary has any ownership or other similar interest;

(ix)  Lien existing as of the date of the Twenty-Second Supplemental Indenture;

(x)  Lien resulting from the Transaction Documents;

(xi)  Lien incurred in connection with the issuance of debt or similar securities of a type comparable to those already issued by the Guarantor, on amounts of cash or cash equivalents on deposit in any reserve or similar account to pay interest on such securities for a period of up to 24 months as required by any Rating Agency as a condition to such Rating Agency rating such securities investment grade or as is otherwise consistent with market conditions at such time;

(xii)  Lien granted or incurred to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by a Lien referred to in paragraphs (i) through (xi) above (but not paragraph (iv)), provided that such Lien does not extend to any other property, the principal amount of the Indebtedness secured by such Lien is not increased, and in the case of paragraphs (i), (ii), (iii) and (vii), the obligees meet the requirements of such paragraphs and in the case of paragraph (viii), the Indebtedness is incurred in connection with a Project Financing by the Guarantor, any of the Guarantor’s Subsidiaries or any consortium or other venture in which the Guarantor or any Subsidiary have any ownership or other similar interests; and

(xiii)  Lien in respect of Indebtedness the principal amount of which in the aggregate, together with all Liens not otherwise qualifying as the Guarantor’s Permitted Liens pursuant to clauses (i) through (xii) of this definition, does not exceed 20% of the Guarantor’s consolidated total assets (as determined in accordance with Reporting GAAP) at any date as at which the Guarantor’s balance sheet is prepared and published in accordance with applicable Law.

“Process Agent has the meaning specified in Section 15(c).

“Project Financing” of any project means the incurrence of Indebtedness relating to the exploration, development, expansion, renovation, upgrade or other modification or construction of such project pursuant to which the providers of such Indebtedness or any trustee or other intermediary on their behalf or beneficiaries designated by any such provider, trustee or other intermediary are granted security over one or more Qualifying Assets relating to such project for repayment of principal, premium and interest or any other amount in respect of such Indebtedness.

“Qualifying Asset” in relation to any Project Financing means:

(i)         any concession, authorization or other legal right granted by any Governmental Authority to the Guarantor or any of the Guarantor’s Subsidiaries, or any

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consortium or other venture in which the Guarantor or any Subsidiary has any ownership or other similar interest;

(ii)        any drilling or other rig, any drilling or production platform, pipeline, marine vessel, vehicle or other equipment or any refinery, oil or gas field, processing plant, real property (whether leased or owned), right of way or plant or other fixtures or equipment;

(iii)       any revenues or claims which arise from the operation, failure to meet specifications, failure to complete, exploitation, sale, loss or damage to, such concession, authorization or other legal right or such drilling or other rig, drilling or production platform, pipeline, marine vessel, vehicle or other equipment or refinery, oil or gas field, processing plant, real property, right of way, plant or other fixtures or equipment or any contract or agreement relating to any of the foregoing or the Project Financing of any of the foregoing (including insurance policies, credit support arrangements and other similar contracts) or any rights under any performance bond, letter of credit or similar instrument issued in connection therewith;

(iv)       any oil, gas, petrochemical or other hydrocarbon‑based products produced or processed by such project, including any receivables or contract rights arising therefrom or relating thereto and any such product (and such receivables or contract rights) produced or processed by other projects, fields or assets to which the lenders providing the Project Financing required, as a condition therefor, recourse as security in addition to that produced or processed by such project; and

(v)        shares or other ownership interest in, and any subordinated debt rights owing to the Guarantor by, a special purpose company formed solely for the development of a project, and whose principal assets and business are constituted by such project and whose liabilities solely relate to such project.

“SEC” means the United States Securities and Exchange Commission.

“Successor Company” has the meaning specified in Section 7(e)(A).

“Termination Date” has the meaning specified in Section 6.

“Transaction Documents” means, collectively, the Indenture, the 2026 Notes and this Guaranty.

(c) Construction. The parties agree that items (1) through (5) of Section 1.01 of the Original Indenture shall apply to this Guaranty, except as otherwise expressly provided or unless the context otherwise requires.

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SECTION 2.      Guaranty. (a)        The Guarantor hereby unconditionally and irrevocably guarantees the full and punctual payment when due, as a guaranty of payment and not of collection, whether at the Stated Maturity, or earlier or later by acceleration or otherwise, of all obligations of the Issuer now or hereafter existing under the Indenture and the 2026 Notes, whether for principal, interest, make-whole premium, Additional Amounts, fees, indemnities, costs, expenses or otherwise (such obligations being the “Guaranteed Obligations”), and the Guarantor agrees to pay any and all expenses (including reasonable and documented counsel fees and expenses) incurred by the Trustee or any Noteholder in enforcing any rights under this Guaranty with respect to such Guaranteed Obligations.  Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Issuer to the Trustee or any Noteholder under the Indenture and the 2026 Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, insolvency, reorganization or similar proceeding involving the Issuer.

(b)        In the event that the Issuer does not make payments to the Trustee of all or any portion of the Guaranteed Obligations, upon receipt of notice of such non-payment from the Trustee, the Guarantor will make immediate payment to the Trustee of any such amount or portion of the Guaranteed Obligations owing or payable under the Indenture and the 2026 Notes.  Such notice shall specify the amount or amounts under the Indenture and the 2026 Notes that were not paid on the date that such amounts were required to be paid under the terms of the Indenture and the 2026 Notes.

(c)        The obligation of the Guarantor under this Guaranty shall be absolute and unconditional upon receipt by it of the notice contemplated herein absent manifest error.  The Guarantor shall not be relieved of its obligations hereunder unless and until the Trustee shall have indefeasibly received all amounts required to be paid by the Guarantor hereunder (and any Event of Default under the Indenture has been cured, it being understood that the Guarantor’s obligations hereunder shall terminate following payment by the Issuer and/or the Guarantor of the entire principal, all accrued interest and all other amounts due and owing in respect of the 2026 Notes and the Indenture.  All amounts payable by the Guarantor hereunder shall be payable in U.S. dollars and in immediately available funds to the Trustee.

All payments actually received by the Trustee pursuant to this Section 2 after 12:00 p.m. (New York time) on any Business Day will be deemed, for purposes of this Guaranty, to have been received by the Trustee on the next succeeding Business Day.

SECTION 3.      Guaranty Absolute  (a) The Guarantor’s obligations under this Guaranty are absolute and unconditional regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Noteholder under its 2026 Notes or the Indenture.  The obligations of the Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other obligations of the Issuer, the Issuer’s Subsidiaries or the Guarantor’s Subsidiaries under or in respect of the Indenture and the 2026 Notes or any other document or agreement, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty,

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irrespective of whether any action is brought against the Issuer or whether the Issuer is joined in any such action or actions.  The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(i)                 any lack of validity or enforceability of any of the Transaction Documents;

(ii)               any provision of applicable Law or regulation purporting to prohibit the payment by the Issuer of any amount payable by it under the Indenture and the 2026 Notes;

(iii)             any provision of applicable Law or regulation purporting to prohibit the payment by the Guarantor of any amount payable by it under this Guaranty;

(iv)             any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any other person or entity under or in respect of the Transaction Documents, or any other amendment or waiver of or any consent to departure from any Transaction Document, including, without limitation, any increase in the obligations of the Issuer under the Indenture and the 2026 Notes as a result of further issuances, any rescheduling of the Issuer’s obligations under the 2026 Notes of the Indenture or otherwise;

(v)               any taking, release or amendment or waiver of, or consent to departure from, any other guaranty or agreement similar in function to this Guaranty, for all or any of the obligations of the Issuer under the Indenture or the 2026 Notes;

(vi)             any manner of sale or other disposition of any assets of any Noteholder;

(vii)           any change, restructuring or termination of the corporate structure or existence of the Issuer or the Guarantor or any Subsidiary thereof or any change in the name, purposes, business, capital stock (including ownership thereof) or constitutive documents of the Issuer or the Guarantor;

(viii)         any failure of the Trustee to disclose to the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Issuer or any of its Subsidiaries (the Guarantor hereby waiving any duty on the part of the Trustee or any Noteholders to disclose such information);

(ix)   the failure of any other person or entity to execute or deliver any other guaranty or agreement or the release or reduction of liability of any other guarantor or surety with respect to the Indenture;

(x)         any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Trustee or any

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Noteholder that might otherwise constitute a defense available to, or a discharge of, the Issuer or the Guarantoror any other party; or

(xi)       any claim of set-off or other right which the Guarantor may have at any time against the Issuer or the Trustee, whether in connection with this transaction or with any unrelated transaction.

(b)        This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Noteholder or any other person or entity upon the insolvency, bankruptcy or reorganization of the Issuer or the Guarantor or otherwise, all as though such payment had not been made.

SECTION 4.      Independent Obligation  The obligations of the Guarantor hereunder are independent of the Issuer’s obligations under the 2026 Notes and the Indenture.  The Trustee, on behalf of the Noteholders, may neglect or forbear to enforce payment under the Indenture and the 2026 Notes, without in any way affecting or impairing the liability of the Guarantor hereunder.  The Trustee shall not be obligated to exhaust recourse or remedies against the Issuer to recover payments required to be made under the Indenture nor take any other action against the Issuer before being entitled to payment from the Guarantor of all amounts contemplated in Section 2 hereof owed hereunder or proceed against or have resort to any balance of any deposit account or credit on the books of the Trustee in favor of the Issuer or in favor of the Guarantor.  Without limiting the generality of the foregoing, the Trustee shall have the right to bring a suit directly against the Guarantor, either prior or subsequent to or concurrently with any lawsuit against, or without bringing suit against, the Issuer.

SECTION 5.      Waivers and Acknowledgments  (a)        The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Trustee, on behalf of the Noteholders, protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Issuer or any other Person.

(b)        The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to the Guaranteed Obligations, whether the same are existing now or in the future.

(c)        The Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Noteholder or the Trustee on behalf of the Noteholders that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against the Issuer or any other person or entity and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Guaranteed Obligations of the Guarantor hereunder.

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(d)       The Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Trustee or any Noteholder to disclose to the Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Issuer now or hereafter known by the Trustee or any Noteholder, as applicable.

(e)        The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Transaction Documents and that the waivers set forth in this Section 5 are knowingly made in contemplation of such benefits.

(f)        The recitals contained in this Guaranty shall be taken as the statements of the Issuer and the Guarantor, as applicable, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representation as to the validity or sufficiency of this Guaranty, of any offering materials, the Indenture or of the 2026 Notes.

(g)        The Guarantor unconditionally and irrevocably waives, to the fullest extent permitted under Brazilian law, any benefit it may be entitled to under Articles 827, 834, 835, 838 and 839 of the Brazilian Civil Code, and under Article 595, caput, of the Brazilian Civil Procedure Code.

SECTION 6.      Claims Against the Issuer  The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Issuer or any other guarantor that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under or in respect of this Guaranty or any other Transaction Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, or to participate in any claim or remedy of the Trustee, on behalf of the Noteholders, against the Issuer or any other person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer or any other person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash.  If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (b) the date on which all of the obligations of the Issuer under the Indenture and the 2026 Notes have been discharged in full (the later of such dates being the “Termination Date”), such amount shall be paid over to and received and held by the Trustee in trust for the benefit of the Noteholders, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Trustee in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Indenture.  If (i) the Guarantor shall make payment to any Noteholder or the Trustee, on behalf of the Noteholders, of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and (iii) the Termination Date shall have occurred, then the Trustee, on behalf of the Noteholders, will, at the Guarantor’s written request and expense, execute and deliver to the Guarantor appropriate documents,

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without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the Guarantor pursuant to this Guaranty.

SECTION 7.      Covenants  For so long as the 2026 Notes remain outstanding or any amount remains unpaid on the 2026 Notes and the Indenture, the Guarantor will, and will cause each of its Subsidiaries, as applicable, to comply with the terms and covenants set forth below (except as otherwise provided in a duly authorized amendment to this Guaranty as provided herein):

(a)        Performance of Obligations.  The Guarantor shall pay all amounts owed by it and comply with all its other obligations under the terms of this Guaranty and the Indenture in accordance with the terms thereof.

(b)        Maintenance of Corporate Existence.  The Guarantor will (i) maintain in effect its corporate existence and all registrations necessary therefor except as otherwise permitted by Section 7(e) and (ii) take all actions to maintain all rights, privileges, titles to property, franchises, concessions and the like necessary or desirable in the normal conduct of its business, activities or operations; provided, however, that this Section 7(b) shall not require the Guarantor to maintain any such right, privilege, title to property or franchise if the failure to do so does not, and will not, have a Material Adverse Effect.

(c)        Maintenance of Office or Agency.  So long as any of the 2026 Notes are outstanding, the Guarantor will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices to and demands upon the Guarantor in respect of this Guaranty may be served, and the Guarantor will not change the designation of such office without prior written notice to the Trustee and designation of a replacement office in the same general location.

(d)       Ranking.  The Guarantor will ensure at all times that its obligations under this Guaranty will constitute the general, senior, unsecured and unsubordinated obligations of the Guarantor and will rank pari passu, without any preferences among themselves, with all other present and future senior unsecured and unsubordinated obligations of the Guarantor (other than obligations preferred by statute or by operation of law) that are not, by their terms, expressly subordinated in right of payment to the obligations of the Guarantor under this Guaranty.

(e)        Limitation on Consolidation, Merger, Sale or Conveyance.  (i) The Guarantor will not, in one or a series of transactions, consolidate or amalgamate with or merge into any corporation or convey, lease, spin-off or transfer substantially all of its properties, assets or revenues to any person or entity (other than a direct or indirect Subsidiary of the Guarantor) or permit any person or entity (other than a direct or indirect Subsidiary of the Guarantor) to merge with or into it, unless:

(A)       either the Guarantor is the continuing entity or the person (the “Successor Company”) formed by such consolidation or into which the Guarantor is merged or that acquired or leased such property or assets of the Guarantor will assume (jointly and severally with the Guarantor unless the Guarantor shall have ceased to exist as a result of

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such merger, consolidation or amalgamation), by an amendment to this Guaranty (the form and substance of which shall be previously approved by the Trustee), all of the Guarantor’s obligations under this Guaranty;

(B)       the Successor Company (jointly and severally with the Guarantor unless the Guarantor shall have ceased to exist as part of such merger, consolidation or amalgamation) agrees to indemnify each Noteholder against any tax, assessment or governmental charge thereafter imposed on such Noteholder solely as a consequence of such consolidation, merger, conveyance, transfer or lease with respect to the payment of principal of, or interest on, the 2026 Notes pursuant to this Guaranty;

(C)       immediately after giving effect to such transaction, no Event of Default, and no Default has occurred and is continuing; and

(D)       the Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such merger consolidation, sale, transfer or other conveyance or disposition and the amendment to this Guaranty comply with the terms of this Guaranty and that all conditions precedent provided for herein and relating to such transaction have been complied with.

(ii)        Notwithstanding anything to the contrary in the foregoing, so long as no Default or Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom and the Guarantor has delivered written notice of any such transaction to the Trustee (which notice shall contain a description of such merger, consolidation or conveyance):

(A)       the Guarantor may merge, amalgamate or consolidate with or into, or convey, transfer, lease, spin-off or otherwise dispose of all or substantially all of its properties, assets or revenues to a direct or indirect Subsidiary of the Guarantor in cases when the Guarantor is the surviving entity in such transaction and such transaction would not have a Material Adverse Effect on the Guarantor and its Subsidiaries taken as a whole, it being understood that if the Guarantor is not the surviving entity, the Guarantor shall be required to comply with the requirements set forth in the previous paragraph; or

(B)       any direct or indirect Subsidiary of the Guarantor may merge or consolidate with or into, or convey, transfer, lease, spin-off or otherwise dispose of assets to, any person (other than the Guarantor or any of its Subsidiaries or Affiliates) in cases when such transaction would not have a Material Adverse Effect on the Guarantor and its Subsidiaries taken as a whole; or

(C)       any direct or indirect Subsidiary of the Guarantor may merge or consolidate with or into, or convey, transfer, lease, spin-off or otherwise dispose of assets to, any direct or indirect Subsidiary of the Guarantor; or

(D)       any direct or indirect Subsidiary of the Guarantor may liquidate or dissolve if the Guarantor determines in good faith that such liquidation or dissolution is in the best interests of the Guarantor, and would not result in a Material Adverse Effect on

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the Guarantor and its Subsidiaries taken as a whole and if such liquidation or dissolution is part of a corporate reorganization of the Guarantor.

(f)        Negative Pledge.  So long as any 2026 Note remains outstanding, the Guarantor will not create or permit any Lien, other than a Permitted Lien, on any of the Guarantor’s assets to secure (i) any of the Guarantor’s Indebtedness or (ii) the Indebtedness of any other person, unless the Guarantor contemporaneously creates or permits such Lien to secure equally and ratably the Guarantor’s obligations under this Guaranty or the Guarantor provides such other security for the 2026 Notes as is duly approved by the Trustee, at the direction of the Noteholders, in accordance with the Indenture. In addition, the Guarantor will not allow any of the Guarantor’s Material Subsidiaries to create or permit any Lien, other than a Permitted Lien, on any of the Guarantor’s assets to secure (i) any of the Guarantor’s Indebtedness, (ii) any of the Indebtedness of the Guarantor’s Material Subsidiaries or (iii) the Indebtedness of any other person, unless it contemporaneously creates or permits the Lien to secure equally and ratably the Guarantor’s obligations under this Guaranty or the Guarantor or such Material Subsidiary provides such other security for the 2026 Notes as is duly approved by the Trustee, at the direction of the Noteholders, in accordance with the Indenture.

(g)        Provision of Financial Statements and Reports.  (i) The Guarantor will provide to the Trustee, in English or accompanied by a certified English translation thereof, (A) within 90 calendar days after the end of each fiscal quarter (other than the fourth quarter), its unaudited and consolidated balance sheet and statement of income calculated in accordance with Reporting GAAP and (B) within 120 calendar days after the end of each fiscal year, its audited and consolidated balance sheet and statement of income calculated in accordance with Reporting GAAP. For purposes of this Section 7(g), as long as the financial statements or reports are publicly available and accessible electronically by the Trustee, the filing or electronic publication of such financial statements or reports shall comply with the Guarantor’s obligation to deliver such statements and reports to the Trustee hereunder. The Guarantor shall provide the Trustee with prompt written notification at such time that the Guarantor ceases to be a reporting company. The Trustee shall have no obligation to determine if and when the Guarantor’s financial statements or reports are publicly available and accessible electronically.

(ii)        The Guarantor will provide, together with each of the financial statements delivered pursuant to Sections 7(g)(i)(A) and (B), an Officer’s Certificate stating that a review of the activities of the Guarantor and the Issuer has been made during the period covered by such financial statements with a view to determining whether the Guarantor and the Issuer have kept, observed, performed and fulfilled their covenants and agreements under this Guaranty and that no Default or Event of Default has occurred during such period or, if one or more have actually occurred, specifying all such events and what actions have been taken and will be taken with respect to such Default or Event of Default.

(iii)       The Guarantor shall, whether or not it is required to file reports with the SEC, file with the SEC and deliver to the Trustee (for redelivery to all Noteholders) all reports and other information as it would be required to file with the SEC under the Exchange Act if it were subject to those regulations; provided, however, that if the SEC does not permit the filing described in the first sentence of this Section 7(h)(iii), the Guarantor will provide annual and

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interim reports and other information to the Trustee within the same time periods that would be applicable if the Guarantor were required and permitted to file these reports with the SEC.

(iv)       Delivery of the above reports to the Trustee is for informational purposes only and the Trustee's receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants in the Indenture (as to which the Trustee is entitled to rely exclusively on an Officer's Certificate).

SECTION 8.      Amendments, Etc.  No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Trustee and the Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. For the avoidance of doubt, Article IX of the Indenture shall apply to an amendment to this Guaranty to determine whether the consent of Holders is required for an amendment and if so, the required percentage of Holders of the 2026 Notes required to approve the amendment.

SECTION 9.      Indemnity  The Guarantor agrees to fully indemnify the Trustee and any predecessor Trustee and their agents for, and to hold it harmless against, any and all loss, liability, damages, claims or expense arising out of or in connection with the performance of its duties under this Guaranty, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent that any such loss, liability or expense may be attributable to its negligence or bad faith.

SECTION 10.  Notices, Etc  (a) All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopy) and mailed, telecopied or delivered by hand, if to the Guarantor, addressed to it at Avenida República do Chile, 65, 20035-900 Rio de Janeiro - RJ, Brazil, Telephone:  (55-21) 3224-4079, Telecopier: (55-21) 3224-6197, Attention: Sonia Tereza Terra Figueiredo Vasconcellos, Corporate Finance & Treasury/Debt Control, if to the Trustee, at The Bank of New York Mellon, 101 Barclay Street, 4E, New York, New York, 10286, USA, Telephone:  (1-212) 815-4259, Telecopier: (1-212) 815-5603, Attention: Corporate Trust Department or, as to any party, at such other address as shall be designated by such party in a written notice to each other party.  All such notices and other communications shall, when telecopied, be effective when transmitted.  Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty shall be effective as delivery of an original executed counterpart thereof.

(b)        All payments made by the Guarantor to the Trustee hereunder shall be made to the Payment Account (as defined in the Indenture).

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SECTION 11.  Survival  Without prejudice to the survival of any of the other agreements of the Guarantor under this Guaranty or any of the other Transaction Documents, the agreements and obligations of the Guarantor contained in Section 2 (with respect to the payment of all other amounts owed under the Indenture), Section 9 and Section 14 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty, the termination of this Guaranty and/or the resignation or removal of the Trustee.

SECTION 12.  No Waiver; Remedies.  No failure on the part of the Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 13.  Continuing Agreement; Assignment of Rights Under the Indenture and the 2026 Notes.  This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the repayment in full by the Issuer of all amounts due and owing under the Indenture with respect to the 2026 Notes and (ii) the repayment in full of all Guaranteed Obligations and all other amounts payable under this Guaranty, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Trustee, on behalf of Noteholders, and their successors, transferees and assigns.  Without limiting the generality of clause (c) of the immediately preceding sentence, any Noteholder may assign or otherwise transfer its rights and obligations under the Indenture (including, without limitation, the 2026 Note held by it) to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Noteholder herein or otherwise, in each case as and to the extent provided in the Indenture. The Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Noteholders.

SECTION 14.  Currency Rate Indemnity  (a)  The Guarantor shall (to the extent lawful) indemnify the Trustee and the Noteholders and keep them indemnified against:

            (i)         in the case of nonpayment by the Guarantor of any amount due to the Trustee, on behalf of the Noteholders, under this Guaranty any loss or damage incurred by any of them arising by reason of any variation between the rates of exchange used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Guarantor; and

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(ii)        any deficiency arising or resulting from any variation in rates of exchange between (a) the date as of which the local currency equivalent of the amounts due or contingently due under this Guaranty or in respect of the 2026 Notes is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Guarantor, and (b) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation.  The amount of such deficiency shall be deemed not to be increased or reduced by any variation in rates of exchange occurring between the said final date and the date of any bankruptcy, insolvency or liquidation or any distribution of assets in connection therewith.

(b)         The Guarantor agrees that, if a judgment or order given or made by any court for the payment of any amount in respect of its obligations hereunder is expressed in a currency (the “Judgment Currency”) other than U.S. dollars (the “Denomination Currency”), it will indemnify the relevant Holder and the Trustee against any deficiency arising or resulting from any variation in rates of exchange between the date at which the amount in the Denomination Currency is notionally converted into the amount in the Judgment Currency for the purposes of such judgment or order and the date of actual payment thereof.

(c)          The above indemnities shall constitute separate and independent obligations of the Guarantor from its obligations hereunder, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or the filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Guarantor for a liquidated sum or sums in respect of amounts due under this Guaranty, or under the Indenture or the 2026 Notes or under any judgment or order.

SECTION 15.  Governing Law; Jurisdiction; Waiver of Immunity, Etc.  (a)                This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)               The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Transaction Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court.  The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Guaranty or any other Transaction Document shall affect any right that any party may otherwise have to bring any action or proceeding against the Issuer or the Guarantor, as the case may be, relating to this Guaranty or any other Transaction Document in the courts of any jurisdiction.

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(c)                The Guarantor hereby irrevocably appoints and empowers the New York office of Petróleo Brasileiro S.A., located at 570 Lexington Avenue, 43rd Floor, New York, New York 10022 as its authorized agent (the “Process Agent”) to accept and acknowledge for and on its behalf and on behalf of its property service of any and all legal process, summons, notices and documents which may be served in any such suit, action or proceedings in any New York State court or United States federal court sitting in the State of New York in the Borough of Manhattan and any appellate court from any thereof, which service may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts.  The Guarantor will take any and all action necessary to continue such designation in full force and effect and to advise the Trustee of any change of address of such Process Agent and; should such Process Agent become unavailable for this purpose for any reason, the Guarantor will promptly and irrevocably designate a new Process Agent within New York, New York, which will agree to act as such, with the powers and for the purposes specified in this subsection (c).  The Guarantor irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by hand delivery, to it at its address set forth in Section 10 or to any other address of which it shall have given notice pursuant to Section 10 or to its Process Agent.  Service upon the Guarantor or the Process Agent as provided for herein will, to the fullest extent permitted by law, constitute valid and effective personal service upon it and the failure of the Process Agent to give any notice of such service to the Guarantor shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

(d)               The Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Transaction Documents to which it is or is to be a party in any New York State or federal court.  The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(e)                THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OF THE TRANSACTION DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY NOTEHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

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(f)                This Guaranty and any other documents delivered pursuant hereto, and any actions taken hereunder, constitute commercial acts by the Guarantor.  The Guarantor irrevocably and unconditionally and to the fullest extent permitted by law, waives, and agrees not to plead or claim, any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) for itself, the Issuer or any of their property, assets or revenues wherever located with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Guaranty, any of the Transaction Documents or any document delivered pursuant hereto, in each case for the benefit of each assigns, it being intended that the foregoing waiver and agreement will be effective, irrevocable and not subject to withdrawal in any and all jurisdictions, and, without limiting the generality of the foregoing, agrees that the waivers set forth in this subsection (f) shall have the fullest scope permitted under the United States Foreign Sovereign Immunities Act of 1976 and are intended to be irrevocable for the purposes of such act.

SECTION 16.  Execution in Counterparts  This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

SECTION 17.  Entire Agreement  This Guaranty, together with the Indenture and the 2026 Notes, sets forth the entire agreement of the parties hereto with respect to the subject matter hereof.

SECTION 18.  The Trustee

In the performance of its obligations hereunder, the Trustee shall be entitled to all the rights, benefits, protections, indemnities and immunities afforded to it under the Indenture.

[Signature page follows]

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IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

PETRÓLEO BRASILEIRO S.A. – PETROBRAS

By:_________________________________

      Name:
                Title:

WITNESSES:

1.

    Name:

2.

    Name:

Signature page to Guaranty

ACKNOWLEDGED:

THE BANK OF NEW YORK MELLON, as Trustee and not
in its individual capacity

By:_________________________________

Name:
                        Title:

WITNESSES:

1.

            Name:

2.

            Name:

Signature page to Guaranty

STATE OF NEW YORK                   )

                                                           )           ss:

COUNTY OF NEW YORK              )

On this 23rd day of May 2016, before me, a notary public within and for said county, personally appeared __________________, to me personally known, who being duly sworn, did say that ___ is a ____________________ of The Bank of New York Mellon, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said entity.

On this 23rd day of May 2016, before me personally came _________________ and ________________ to me personally known, who being duly sworn, did say that they signed their names to the foregoing instrument as witnesses.

[Notarial Seal]

Notary Public

COMMISSION EXPIRES